UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2015
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2015, Washington Real Estate Investment Trust (the “Company”), entered into the First Amendment to the Credit Agreement (the “Amendment”), dated as of September 15, 2015 with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) and the financial institutions party thereto as lenders or agents, which Amendment amends the Credit Agreement, dated as of June 23, 2015, among the Company, the Agent and the financial institutions party thereto as lenders and agents (the “Existing Credit Agreement”). The Amendment amends the Existing Credit Agreement to, among other things, include an unsecured term loan facility of $150 million (the “Term Loan”) that was incurred pursuant to the Company’s exercise of its option to request incremental loans under the Existing Credit Agreement. The Term Loan was fully funded on September 15, 2015 and has a maturity date of March 15, 2021. No amortization payments are due on the Term Loan prior to the maturity date, and the Term Loan may be voluntarily prepaid in full or in part at any time without premium or penalty (other than customary breakage costs, if applicable). The proceeds of the Term Loan were used to repay amounts outstanding under the Company’s revolving credit facility under the Existing Credit Agreement.

The Term Loan bears interest at a rate of either LIBOR plus a margin ranging from 0.90% to 1.75% (depending on the Company’s credit rating) or the base rate plus a margin ranging from 0.0% to 0.75% (depending upon the Company’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the LIBOR market index rate plus 1.0%. The Company also has entered into interest rate swap arrangements in relation to the full amount of the Term Loan, with the effect that the Company will pay a fixed interest rate of approximately 2.72% on the Term Loan. These swap arrangements will take effect on October 15, 2015 and will expire on the maturity date of the Term Loan.
Except as amended by the Amendment, the remaining terms of the Existing Credit Agreement remain in full force and effect.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, Agent, and/or certain of its affiliates and with each of SunTrust Bank and US Bank National Association and/or certain of their affiliates, counterparties to the interest rate swap arrangements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On September 16, 2015, the Company issued a press release announcing entrance into the Amendment.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of September 15, 2015, by and among the Company, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release issued September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Thomas C. Morey
(Signature)

Thomas C. Morey
Senior Vice President, General Counsel and
Corporate Secretary

September 16, 2015
(Date)

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of September 15, 2015, by and among the Company, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release issued September 16, 2015